UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.        Entry Into a Material Definitive Agreement
.

On July 5, 2023, certain subsidiaries of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into Amendment No. 13 to the senior secured term loan Credit Agreement (“Senior Credit Agreement”), by and among BKRF OCB, LLC, as the borrower, BKRF OCP, LLC, as the pledgor, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (the “Administrative Agent”), and the Tranche A, Tranche B, Tranche C and Tranche D lenders party thereto (“Amendment No. 13
”
).  Amendment No. 13 provides for, among other things, a new $110 million Tranche D term loan facility (which may be increased up to $140 million upon the consent of the Required Lenders (as defined therein)), of which $36 million has been committed.  Such committed amounts include $7 million funded on or about July 5, 2023, and $29 million of Tranche C term loans that were converted into Tranche D term loans on July 5, 2023. The availability period for the Tranche D facility is through July 31, 2023, which may be extended by the Administrative Agent until September 30, 2023.

Amendment No. 13 extends the outside date for which the Company is required to complete a $10 million capital raise to July 31, 2023, and also provides that the outside date for completing a second $170 million capital raise is July 31, 2024.  Amendment No. 13 also extends the deadlines for implementing certain governance and management related matters until August 15, 2023.

Pursuant to Waiver No. 8, the lenders agreed to waive certain Defaults and Events of Default (each as defined under the Senior Credit Agreement), if any, arising prior to, or based on events or circumstances existing prior to, the effective date of Amendment No. 13.

In connection with Amendment No. 13 and the conversion of Tranche C term loans to Tranche D term loans, certain outstanding warrants that were previously issued to the lenders were cancelled and reissued as new warrants to purchase up to 10,875,000 shares of the Company’s common stock, exercisable until December 23, 2028 at an exercise price of $0.075 per share (the “Lender Warrants”).  These Lender Warrants also provide for
other
amendments necessary to reflect a reallocation
amongst the lenders

of outstanding warrants, as further set forth in that certain amendment agreement, dated as of July 5, 2023, by and among the Company and the lenders party thereto (the “Amendment Agreement”).  The Company has agreed to register the resale of the shares of common stock underlying the Lender Warrants pursuant to an amendment to that certain registration rights agreement, dated July 5, 2023, by and among the Company and the lenders party thereto (the “Amendment to Registration Rights Agreement”).

The foregoing descriptions of Amendment No. 13, Waiver No. 8
,
the Lender Warrants, Amendment Agreement and Amendment to Registration Rights Agreement are qualified in their entirety by reference to those agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above regarding the Senior Credit Agreement, including Amendment No. 13 thereto, which relates to the creation of a direct financial obligation of certain of the Company’s subsidiaries, is incorporated herein by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

The description in Item 1.01 above regarding the issuance and sale of the Lender Warrants is incorporated herein by reference. The securities were offered and sold by us in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered and sold to qualified institutional investors and accredited investors only, without a view to distribution, and not by means of any general solicitation or advertisement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 13 to Credit Agreement, dated as of July 5, 2023, by and among BKRF OCB, LLC, BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

10.2
Waiver No. 8 to Credit Agreement, dated as of July 5, 2023, by and among BKRF OCB, LLC, BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

10.3	Form of Lender Warrant

10.4	Amendment Agreement, dated as of July 5, 2023, by and among Global Clean Energy Holdings, Inc. and the lenders party thereto

10.5	Registration Rights Agreement Amendment, dated as of July 5, 2023, by and among Global Clean Energy Holdings, Inc. and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 11 , 2023	By:	/s/ Nikhil Vasa
Nikhil Vasa
Chief Financial Officer